Exhibit 99.3

EVERYWARE GLOBAL, INC. AND ROI ACQUISITION CORP. COMPLETE BUSINESS COMBINATION

– EveryWare Becomes Public Company; Ticker to Change from “ROIQ” to “EVRY” –

NEW YORK, NY — May 21, 2013 — EveryWare Global, Inc. (“EveryWare”), a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, and ROI Acquisition Corp. (NASDAQ: ROIQ; ROIQW; ROIQU) (“ROI”) today announced the completion of their previously announced business combination transaction. This follows the receipt of stockholder approval at ROI’s Special Meeting in Lieu of the 2013 Annual Meeting of Stockholders and receipt of public warrantholder approval at ROI’s Special Meeting of Public Warrantholders held today. As a result of the completion of the transaction, EveryWare becomes a public company.

John Sheppard, EveryWare’s CEO, stated, “This new chapter as a publicly traded company represents a significant opportunity for EveryWare and enables us to take full advantage of the market opportunities that lie ahead. The fundamentals and outlook for our business and industry are strong. We believe that we will continue to realize the benefits of the combination of Anchor Hocking and Oneida and will see further growth from our core North American markets, as well as from international, channel and category expansion.”

As previously disclosed, EveryWare has applied to continue to list its shares of common stock on The Nasdaq Stock Market (“NASDAQ”) under the symbol “EVRY”. EveryWare believes that it will be able to satisfy the round lot holder requirement promptly following the closing so as to complete its application for continued listing. Effective Wednesday May 22, 2013, the ticker symbol for ROI’s common stock on NASDAQ will be changed from “ROIQ” to “EVRY” and the combined company will notify NASDAQ that it intends to voluntarily delist its outstanding warrants, which currently trade on NASDAQ under the symbol “ROIQW,” because it intends to have the warrants quoted on the OTC market. The combined company expects that quotation of the warrants on the OTC market will commence on or about June 3, 2013 under the symbol “EVRYW”. Information on EveryWare can be found on its new investor relations website, http://investors.everywareglobal.com/

Deutsche Bank Securities acted as lead capital markets advisor to ROI. Legal counsel to ROI was Joel Rubinstein of McDermott Will & Emery LLP. Lampert Debt Advisors acted as sole financial advisor to EveryWare. Legal counsel to EveryWare was Kevin L. Morris and Carol Anne Huff of Kirkland & Ellis LLP.

About EveryWare

EveryWare is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of the combined company after completion of the business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to meet Nasdaq’s listing standards following the merger; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (3) changes in applicable laws or regulations; (4) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated in ROI’s definitive proxy statement/prospectus, including those under “Risk Factors” therein, and other filings with the SEC by the combined company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the combined company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Josh Hochberg

Sloane & Company

(212) 446-1892

jhochberg@sloanepr.com

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com